EXHIBIT 10.38

LOCK-UP AGREEMENT

GLOBAL HUNTER SECURITIES, LLC
601 Poydras Street, Suite 2025
New Orleans, LAS  70130
Facsimile:  504-212-1610
Attn:  Daniel O. Conwill, IV

Re:           SinoHub, Inc.

Ladies and Gentlemen:

This Agreement is delivered in furtherance of the offering by SinoHub, Inc. (the “Company”) of its securities (the “Offering”) on the terms and conditions set forth in the Securities Purchase Agreement (the “Purchase Agreement”), dated September 10, 2008, between the Company and investors in the Offering (the “Investors”).

The undersigned executive officer of the Company, in order to induce the Investors to enter into the Purchase Agreement, hereby agrees that, without the prior written consent of the Investors holding a majority of the shares of the Company’s common stock purchased pursuant to the Purchase Agreement, the undersigned will not (directly or indirectly) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell stock short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s common stock (“Common Stock”) now owned of record or beneficially or hereafter acquired directly or beneficially by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Lock-Up Shares”) or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock, or enter into any other agreement or transaction that would have the same effect as any of the foregoing prohibited actions, commencing on the date hereof and, subject to the occurrence of a closing of the Offering, continuing for a period of one year following the effective date of the registration statement to be filed by the Company in connection with the Offering; provided, however that an aggregate of 100,000 shares of Common Stock held by the undersigned shall not be subject to the restrictions contained in this letter may be sold under the requirements of Rule 144 under the Securities Act of 1933.

In furtherance of the foregoing, the Company shall, and shall cause its transfer agent and registrar to decline to make any transfer of the Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement.

The undersigned acknowledges that each of the Investors is a third party beneficiary of this letter agreement.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned and may only be amended by mutual agreement of the undersigned, Global Hunter Securities LLC, and the Investors holding a majority of the shares of the Company’s common stock purchased pursuant to the Purchase Agreement.  This letter agreement shall terminate and be of no force and effect in the event an initial closing of the Offering has not taken place.

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Dated: September 21, 2008	/s/Henry T. Cochran
Signature

Henry T. Cochran
Printed Name of Person Signing

Dated: September 21, 2008	/s/Lei Xia
Signature

Lei Xia
Printed Name of Person Signing